                                                                    Exhibit 10.2

                 [RelationServe Media, Inc. Company Letterhead]

June 24th 2005

Mandee Heller Adler
3598 Yacht Club Drive #200
Adventura, FL 33180

Dear Mrs. Adler:

     We would like to make you an offer of employment with RelationServe Media,
Inc. as Chief Executive Officer with a start date on or before June 27th 2005.

     This offer is contingent amongst other things, on approval from the Board of Directors, satisfactory completion of an employment background investigation and eligibility to be employed in the Untied States.

     We ask that you kindly inform us of your decision to continue to develop this prospective relationship by June 27th, 2005. Please return one copy of this letter with your signature to indicate your acceptance to continue to develop this prospective relationship.

     The terms of this agreement would likely be as follows:

l. RelationServe Media, Inc. will pay you a salary of $200,000 per year plus performance bonus.
2. When RelationServe Media, Inc.'s Executive Stock Option Plan is opened, you will be eligible to participate as an Executive Stock Option Plan. You will receive a stock option grant of 100,000 options upon the formation of
RelationServe Media, Inc. Executive Stock Option Plan.
3. You will receive 300,000 shares of RelationServe stock upon signing definitive contract vesting one third on signing, one third in one year from signing and one third two years from signing of the definitive agreement.
4. You will be eligible to participate in the executive level medical and health benefits and opportunities thereto that RelationServe Media, Inc. shall have in effect throughout the tenure of your relationship with RelationServe Media, Inc.
5. You will report directly to the Board of Directors of RelationServe Media,
Inc. and will be subject to periodic performance evaluations and reviews.
6. You understand that overnight travel is a requisite of this position.

     We are looking forward to having you join us as a vital member of the team and feel that you can make a significant contribution to RelationServe Media,
Inc.

     If I can answer any questions about this offer or provide any additional information, please call me at 954-202-6000.

                                        Sincerely,

                                        /s/ Scott Hirsch
                                        ----------------------------
                                        Scott Hirsch

AGREED AND ACCEPTED BY:

/s/ Mandee Heller Adler
------------------------
Mandee Heller Adler